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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (File No. 333-107281) of our report dated March 21, 2003 relating to the financial statements, which appears in Alpharma Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated March 21, 2003, except Note 26 and Note 27, as to which the date is April 3, 2003, relating to the financial statements, which appears in the Current Report on Form 8-K dated July 23, 2003, We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
November 12, 2003